                                                                    Exhibit 20.1

                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT

                                                                                              Settlement Date           12/31/2003
                                                                                              Determination Date         1/12/2004
                                                                                              Distribution Date          1/15/2004
I.       All Payments on the Contracts                                                                                  951,199.41
II.      All Liquidation Proceeds on the Contracts with respect to Principal                                             42,704.15
III.     Repurchased Contracts                                                                                                0.00
IV.      Investment Earnings on Collection Account                                                                            0.00
V.       Servicer Monthly Advances                                                                                       14,600.14
VI.      Distribution from the Reserve Account                                                                                0.00
VII.     Deposits from the Pay-Ahead Account (including Investment Earnings)                                              1,310.03
VIII.    Transfers to the Pay-Ahead Account                                                                              (1,866.06)
IX.      Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                              0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                               0.00
X.       Deposits in error                                                                                                    0.00
Total available amount in Collection Account                                                                         $1,007,947.67
                                                                                                                     =============


DISTRIBUTION AMOUNTS                                                         Cost per $1000
---------------------------------------------                               ---------------

1.    (a) Class A-1 Note Interest Distribution                                                            0.00
      (b) Class A-1 Note Principal Distribution                                                           0.00
             Aggregate Class A-1 Note Distribution                              0.00000000                                    0.00

2.    (a) Class A-2 Note Interest Distribution                                                            0.00
      (b) Class A-2 Note Principal Distribution                                                           0.00
            Aggregate Class A-2 Note Distribution                               0.00000000                                    0.00

3.    (a) Class A-3 Note Interest Distribution                                                            0.00
      (b) Class A-3 Note Principal Distribution                                                           0.00
            Aggregate Class A-3 Note Distribution                               0.00000000                                    0.00

4.    (a) Class A-4 Note Interest Distribution                                                            0.00
      (b) Class A-4 Note Principal Distribution                                                           0.00
           Aggregate Class A-4 Note Distribution                                0.00000000                                    0.00

5.    (a) Class A-5 Note Interest Distribution                                                            0.00
      (b) Class A-5 Note Principal Distribution                                                           0.00
            Aggregate Class A-5 Note Distribution                               0.00000000                                    0.00

6.    (a) Class A-6 Note Interest Distribution                                                            0.00
      (b) Class A-6 Note Principal Distribution                                                           0.00
            Aggregate Class A-6 Note Distribution                               0.00000000                                    0.00

7.     (a) Class B Note Interest Distribution                                                        22,514.05
       (b) Class B Note Principal Distribution                                                      854,949.38
            Aggregate Class B Note Distribution                                82.39093239                              877,463.43

8.     (a) Class C Note Interest Distribution                                                        98,822.83
       (b) Class C Note Principal Distribution                                                            0.00
            Aggregate Class C Note Distribution                                 5.70833312                               98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                             8,898.53
       (b)  Reimbursement of prior Monthly Advances                                                  20,953.23
               Total Servicer Payment                                                                                    29,851.76

10.  Deposits to the Reserve Account                                                                                      1,809.65

Total Distribution Amount from Collection Account                                                                    $1,007,947.67
                                                                                                                     =============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                     0.00
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                          0.00
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                                0.00
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                     0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                            0.00
                                                                                                                    ==============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                               0.00
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                    0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                            0.00
                                                                                                                     =============


                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                      0.00
        (b) Class A-2 Notes    @             6.028%                                                      0.00
        (c) Class A-3 Notes    @             6.140%                                                      0.00
        (d) Class A-4 Notes    @             6.250%                                                      0.00
        (e) Class A-5 Notes    @             6.420%                                                      0.00
        (f) Class A-6 Notes    @             6.500%                                                      0.00
                     Aggregate Interest on Class A Notes                                                                      0.00
        (g) Class B Notes @                  6.680%                                                                      22,514.05
        (h) Class C Notes @                  6.850%                                                                      98,822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                              0.00
        (b) Class A-2 Notes                                                                              0.00
        (c) Class A-3 Notes                                                                              0.00
        (d) Class A-4 Notes                                                                              0.00
        (e) Class A-5 Notes                                                                              0.00
        (f) Class A-6 Notes                                                                              0.00
        (g) Class B Notes                                                                                0.00
        (h) Class C Notes                                                                                0.00

3.   Total Distribution of Interest                                           Cost per $1000
                                                                            ------------------
        (a) Class A-1 Notes                                                     0.00000000               0.00
        (b) Class A-2 Notes                                                     0.00000000               0.00
        (c) Class A-3 Notes                                                     0.00000000               0.00
        (d) Class A-4 Notes                                                     0.00000000               0.00
        (e) Class A-5 Notes                                                     0.00000000               0.00
        (f) Class A-6 Notes                                                     0.00000000               0.00
                     Total Aggregate Interest on Class A Notes                                                                0.00
        (g) Class B Notes                                                       2.11399531                               22,514.05
        (h) Class C Notes                                                       5.70833312                               98,822.83


                 PRINCIPAL
---------------------------------------------

                                                                              No. of Contracts
                                                                              -----------------
1.   Amount of Stated Principal Collected                                                          259,001.82
2.   Amount of Principal Prepayment Collected                                           25         565,219.15
3.   Amount of Liquidated Contract                                                      2           30,728.41
4.   Amount of Repurchased Contract                                                     0                0.00

       Total Formula Principal Distribution Amount                                                                      854,949.38

5. Principal Balance before giving effect to Principal Distribution                           Pool Factor
                                                                                              -----------
        (a) Class A-1 Notes                                                                     0.0000000                     0.00
        (b) Class A-2 Notes                                                                     0.0000000                     0.00
        (c) Class A-3 Notes                                                                     0.0000000                     0.00
        (d) Class A-4 Notes                                                                     0.0000000                     0.00
        (e) Class A-5 Notes                                                                     0.0000000                     0.00
        (f) Class A-6 Notes                                                                     0.0000000                     0.00
        (g) Class B Notes                                                                       0.3797596             4,044,439.43
        (h) Class C Notes                                                                       1.0000000            17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                   0.00
        (g) Class B Notes                                                                                                     0.00
        (h) Class C Notes                                                                                                     0.00

7. Principal Distribution                                                     Cost per $1000
                                                                             ----------------
        (a) Class A-1 Notes                                                     0.00000000                                    0.00
        (b) Class A-2 Notes                                                     0.00000000                                    0.00
        (c) Class A-3 Notes                                                     0.00000000                                    0.00
        (d) Class A-4 Notes                                                     0.00000000                                    0.00
        (e) Class A-5 Notes                                                     0.00000000                                    0.00
        (f) Class A-6 Notes                                                     0.00000000                                    0.00
        (g) Class B Notes                                                      80.27693709                              854,949.38
        (h) Class C Notes                                                       0.00000000                                    0.00


8. Principal Balance after giving effect to Principal Distribution                            Pool Factor
                                                                                             -------------
        (a) Class A-1 Notes                                                                     0.0000000                     0.00
        (b) Class A-2 Notes                                                                     0.0000000                     0.00
        (c) Class A-3 Notes                                                                     0.0000000                     0.00
        (d) Class A-4 Notes                                                                     0.0000000                     0.00
        (e) Class A-5 Notes                                                                     0.0000000                     0.00
        (f) Class A-6 Notes                                                                     0.0000000                     0.00
        (g) Class B Notes                                                                       0.2994826             3,189,490.05
        (h) Class C Notes                                                                       1.0000000            17,312,029.25


                 POOL DATA
---------------------------------------------
                                                                                                     Aggregate
                                                                              No. of Contracts   Principal Balance
                                                                              ----------------   -----------------
1.   Pool Stated Principal Balance as of           12/31/2003                      809            20,501,519.30

2. Delinquency Information                                                                                              % Delinquent
                                                                                                                       -------------
              (a) 31-59 Days                                                        23                   448,300.60          2.187%
              (b) 60-89 Days                                                        10                   192,397.61          0.938%
              (c) 90-119 Days                                                        2                     3,105.69          0.015%
              (d) 120 Days +                                                         0                         0.00          0.000%

3.   Contracts Repossessed during the Due Period                                     0                         0.00

4.   Current Repossession Inventory                                                  1                    85,131.70

5.   Aggregate Net Losses for the preceding Collection Period
     (a)  Aggregate Principal Balance of Liquidated Receivables                      2                    30,728.41
     (b)  Net Liquidation Proceeds on any Liquidated Receivables                                          42,704.15
                                                                                                  -----------------
       Total Aggregate Net Losses for the preceding Collection Period                                                    -11,975.74

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                       271,384.00

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)              607                                5,365,819.89

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                             8.898%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                                99.840


              TRIGGER ANALYSIS
---------------------------------------------

1.  (a) Average 60+ Delinquency Percentage                          2.001%
    (b) Delinquency Percentage Trigger in effect?                                   NO

2.  (a) Average Net Loss Ratio                                      0.002%
    (b) Net Loss Ratio Trigger in effect?                                           NO
    (c) Net Loss Ratio (using ending Pool Balance)                  0.011%

3.  (a) Servicer Replacement Percentage                            -0.044%
    (b) Servicer Replacement Trigger in effect?                                     NO


              MISCELLANEOUS
---------------------------------------------

1.    Monthly Servicing Fees                                                                                               8,898.53

2.    Servicer Advances                                                                                                   14,600.14

3.   (a)  Opening Balance of the Reserve Account                                                                       5,294,229.60
     (b)  Deposits to the Reserve Account                                                                  1,809.65
     (c)  Investment Earnings in the Reserve Account                                                       2,707.29
     (d)  Distribution from the Reserve Account                                                                0.00
     (e)  Ending Balance of the Reserve Account                                                                        5,298,746.54

4.    Specified Reserve Account Balance                                                                                5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                         1,839.98
     (b)  Deposits to the Pay-Ahead Account from the Collection Account                                    1,866.06
     (c)  Investment Earnings in the Pay-Ahead Account                                                         0.00
     (d)  Transfers from the Pay-Ahead Account to the Collection Account                                  (1,310.03)
     (e)  Ending Balance in the Pay-Ahead Account                                                                          2,396.01